UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Catalyst Pharmaceutical Partners, Inc.

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Catalyst Pharmaceutical Partners, Inc.

355 Alhambra Circle, Suite 1370

Coral Gables, Florida 33134

(305) 529-2522

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Catalyst Pharmaceutical Partners, Inc., a Delaware corporation, will be held on Tuesday, June 9, 2009, at 10:00 a.m., local time, at the Hyatt Regency Coral Gables, located at 50 Alhambra Plaza, Coral Gables, Florida, 33134, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

(1) To elect six directors to serve a term of one year or until their successors are duly elected and qualified, or until their earlier death, resignation, or removal; and

(2) To transact such other business as may properly come before the meeting.

Pursuant to our bylaws, our Board of Directors has fixed the close of business on Friday, April 17, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

A FORM OF PROXY IS ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2009: The 2009 Proxy Statement and the Company’s 2008 Annual Report are available at: http://ir.catalystpharma.com/annual-proxy.cfm.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick J. McEnany, Chairman

April 30, 2009

Catalyst Pharmaceutical Partners, Inc.

355 Alhambra Circle, Suite 1370

Coral Gables, Florida 33134

(305) 529-2522

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors (the “Board”) of Catalyst Pharmaceutical Partners, Inc., a Delaware corporation, for use at the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 9, 2009, at 10:00 a.m., local time, at the Hyatt Regency Coral Gables, located at 50 Alhambra Plaza, Coral Gables, Florida 33134. The approximate date on which this statement and the enclosed proxy will be sent to stockholders will be April 30, 2009. The form of proxy indicates a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If signed but no space is marked, it will be voted upon by the persons named at the meeting: (i) for the election of six persons to our Board of Directors to serve until the 2010 annual meeting of stockholders, or until their respective successors are duly elected and qualified or until their earlier death, resignation, or removal; and (ii) in their discretion, upon such other business as may properly come before the meeting.

Representatives of Grant Thornton LLP, our independent registered public accounting firm, are expected to attend the Annual Meeting.

We will bear the cost of the Board’s proxy solicitation. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally and by telephone and e-mail, all without extra compensation.

At the close of business on April 17, 2009 (the “Record Date”), we had outstanding 14,165,385 shares of our common stock, par value $0.001 per share. Each share of our common stock entitles the holder thereof on the Record Date to one vote on each matter submitted to a vote of stockholders at the Annual Meeting. Only stockholders at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the outstanding shares of our common stock. In the event that there are not sufficient proxies for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Shares represented by proxies that are marked “abstain” or which are marked to deny discretionary authority will only be counted for determining the presence of a quorum. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as “broker non-votes”), those shares will not be included in the vote totals.

A list of the stockholders entitled to vote at the Annual Meeting will be available at our principal executive office located at 355 Alhambra Circle, Suite 1370, Coral Gables, Florida 33134 for a period of ten (10) days prior to the Annual Meeting for examination by any stockholder. The list will also be available for inspection at the Annual Meeting by any stockholder who is present.

Whether or not you plan to attend the Annual Meeting, please fill in, sign and return your proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A LATER-DATED WRITTEN NOTICE TO THE CORPORATE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROPERLY EXECUTED PROXIES WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

OUR BOARD OF DIRECTORS

The following table shows information about our directors as of the date of this Proxy Statement:

Name	Age	Position(s)
Patrick J. McEnany	61	Chairman, President and Chief Executive Officer
Philip H. Coelho (3)	64	Director
Hubert E. Huckel, M.D. (1) (2) (3)	77	Director
Charles B. O’Keeffe (2) (3)	69	Senior Advisor and Director
David S. Tierney, M.D. (1) (2) (3)	45	Director
Milton J. Wallace (1) (3)	73	Director

(1)	Member of the audit committee.

(2)	Member of the compensation committee.

(3)	Member of the nominating and corporate governance committee

Patrick J. McEnany is a co-founder of our company and currently serves as our Chairman, President and Chief Executive Officer. Mr. McEnany has been Chief Executive Officer and a director since our formation in January 2002. He became Chairman and President in April 2006. From 1999 to 2002, Mr. McEnany was a consultant in the pharmaceutical industry. From 1991 to 1997, Mr. McEnany was Chairman and Chief Executive Officer of Royce Laboratories, Inc., a generic pharmaceutical manufacturer. From 1997 to 1998, after the merger of Royce into Watson Pharmaceuticals, Inc., Mr. McEnany served as president of the wholly-owned Royce Laboratories subsidiary and vice president of corporate development for Watson Pharmaceuticals, Inc. From 1993 to 1997, he also served as vice chairman and a director of the National Association of Pharmaceutical Manufacturers. He currently serves on the board of directors for ThermoGenesis Corp., Renal CarePartners, Inc. and the Jackson Memorial Hospital Foundation.

Philip H. Coelho has been a member of our board of directors since October 2002. Mr. Coelho is currently President of PHC Medical, Inc., a company providing consulting services for enterprises in the medical device related cell therapy field. Previously, from October 1986 until 2008 Mr. Coelho was employed by ThermoGenesis Corp., a company focused on the blood processing and hospital/woundcare markets. Mr. Coelho was Chairman and Chief Executive Officer of ThermoGenesis Corp. from December 1989 until May 2007 and served as its Chief Technology Architect from June 2007 until May 2008. From October 1986 to September 1989, Mr. Coelho held the position of Vice President and Director of Research, Development and Manufacturing with ThermoGenesis. Prior to his association with ThermoGenesis, from October 1983 to October 1986 Mr. Coelho was President of Castleton, Inc., a company that developed and licensed ultra-rapid heat transfer technology to ThermoGenesis Corp. Mr. Coelho currently serves on the Board of Directors of Mediware Information Systems, Inc. Mr. Coelho holds a Bachelor of Science degree in Mechanical Engineering from the University of California, Davis.

Hubert E. Huckel, M.D. is a co-founder of our company and serves as a member of our board of directors. Dr. Huckel was Chairman of the Board until April 2006. Dr. Huckel spent 29 years with The Hoechst Group (now part of Sanofi-Aventis), and was at the time of his retirement in 1992 Executive Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc. Dr. Huckel has continued his involvement in the prescription drug industry and currently serves on the boards of directors of Titan Pharmaceuticals, Inc., ThermoGenesis Corp. and Concordia Pharmaceuticals, Inc. Dr. Huckel received his M.D. degree from the University of Vienna, Austria and is a member of the Rockefeller University Council.

Charles B. O’Keeffe became a consultant to us in December 2004 and has served as our Senior Advisor since that time. Mr. O’Keeffe has also served as a member of our board of directors since December 2004.

Mr. O’Keeffe is a Professor in the Department of Epidemiology and Community Health at Virginia Commonwealth University (“VCU”), and has served in such capacity since January 1, 2004. Mr. O’Keeffe joined VCU after retiring as President and Chief Executive Officer of Reckitt Benckiser Pharmaceuticals, Inc., a position Mr. O’Keeffe held from 1991 until 2003. As President of Drug Abuse Rehabilitation Services (from 1970 until 1971), he developed the first child-resistant, abuse-resistant vehicle for dispensing methadone. He served as president of Washington Reference Laboratories from 1972 until 1975, which provided toxicology services to the Department of Defense during the Vietnam War. He has served in the White House (from 1970 until 1973 and from 1976 until 1980) for three presidents—as advisor, special assistant for international health and deputy director for international affairs in the Office of Drug Abuse Policy—and has served on U.S. delegations to the World Health Assembly and the U.N. Commission on Narcotic Drugs. Mr. O’Keeffe played a significant role in helping Congress reach consensus on the Drug Addiction Treatment Act of 2000.

David S. Tierney, M.D. has served as a member of our board of directors since October 2002. Dr Tierney is currently President and Chief Operating Officer (and a member of the board of directors) of Oceana Therapeutics, Inc., a private specialty pharmaceutical company. Dr. Tierney served as the President and Chief Executive Officer (and as a member of the board of directors) of Valera Pharmaceuticals, Inc. a specialty pharmaceutical company, between August 2000 and April 2007, when Valera completed a merger with Indevus Pharmaceuticals, Inc. From January 2000 to August 2000, Dr. Tierney served as President of Biovail Technologies, a division of Biovail Corporation, a Canadian drug delivery company, where he was responsible for all of Biovail’s research and development, regulatory and clinical activities. From March 1997 to January 2000, Dr. Tierney was Senior Vice President of Drug Development at Roberts Pharmaceutical Corporation, where he was responsible for all research and development activities, and for drug development, medical affairs, worldwide regulatory affairs and chemical process development, as well as being part of the executive management team. From December 1989 to March 1997, Dr. Tierney was employed by Élan Corporation, a pharmaceutical company, in a variety of management positions. Dr. Tierney is also a director of NexMed, Inc. and Bioject Medical Technologies, Inc. Dr. Tierney received his medical degree from the Royal College of Surgeons in Dublin, Ireland and was subsequently trained in internal medicine.

Milton J. Wallace became a member of our board of directors in October 2002. Mr. Wallace was a practicing attorney in Miami, Florida for over 40 years until 2005, when he retired. Mr. Wallace served as co-founder and chairman of Renex Corporation, a provider of kidney dialysis services, from July 1993 to February 2000, when that company was acquired by National Nephrology Associates, Inc. Mr. Wallace was also the co-founder and a director of Home Intensive Care, Inc., a provider of home infusion and dialysis services, from 1985 to July 1993, when that company was acquired by W.R. Grace & Co. Mr. Wallace currently serves as Chairman of the Board of Directors of Renal CarePartners, Inc., Diasa Corp., Biscayne National Corp., and National Spine Center, Inc., as Vice Chairman of Preferred Care Partners, and as a member of the board of directors of Imperial Industries, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in their ownership of common stock. Officers, directors, and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations made to us that no other reports were required, during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to our officers, directors, and greater than 10% stockholders were complied with.

Independent Directors

We consider all directors, except for Mr. McEnany, to be independent pursuant to the Marketplace Rules for Nasdaq-listed companies.

Corporate Governance

Our Board of Directors and management are committed to utilizing good corporate governance practices to ensure we are managed for the long-term benefit of our stockholders. We have in place a variety of policies and practices to promote good corporate governance. A majority of our Board of Directors is independent, in accordance with Nasdaq Global Market listing standards, and all members of our Audit Committee, our Compensation Committee, and our Nominating and Corporate Governance Committee also meet Nasdaq standards for independence. We have also established:

•

written charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee that address corporate governance practices in accordance with the Sarbanes-Oxley Act, current Nasdaq corporate governance guidelines, and other applicable rules and regulations;

•	a Code of Business Conduct and Ethics applicable to our officers, directors, and employees;

•	a procedure for receipt and treatment of anonymous and confidential complaints or concerns regarding audit or accounting matters; and

•	disclosure control policies and procedures.

The Nominating and Corporate Governance Committee of our Board of Directors is responsible for establishing and reviewing our corporate governance guidelines from time to time and reporting and making recommendations to the Board of Directors concerning corporate governance matters. Among the matters addressed by our corporate governance guidelines are:

•

Director Independence—Independent directors shall constitute at least a majority of our Board of Directors and all of the Audit, Compensation, and Nominating and Corporate Governance Committees in accordance with the independence standards set forth in the Marketplace Rules for Nasdaq-listed companies.

•	Executive Sessions of Independent Directors—Our non-employee directors regularly meet in executive sessions without management present.

Copies of our Code of Business Conduct and Ethics can be found on the corporate governance page of our Investor Relations website, located at http://ir.catalystpharma.com/governance.cfm.

Audit Committee Report

Management has the primary responsibility for our internal control over financial reporting, the financial reporting process and preparation of our financial statements. Grant Thornton LLP, our independent registered public accounting firm, is responsible for performing an independent audit of our financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee these processes.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement of Auditing Standards No. 114, The Auditor’s Communication with those Charged with Governance, as amended. In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by applicable requirements of the PCAOB, and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of our financial statements is compatible with maintaining the independent auditors’ independence. During such discussions, the independent auditors confirmed that, as of December 31, 2008, they were independent auditors with respect to Catalyst Pharmaceutical Partners, Inc. within the meaning of the Securities Act of 1933 and the requirements of the PCAOB.

Based upon the audit committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2008.

The Audit Committee has also reviewed all non-audit services being provided by the independent auditors and has concluded that the provision of such services has been compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has discussed these matters with representatives of the independent auditors and our management and will monitor our compliance with any new restrictions as they are put in place to continue to ensure that the services provided by our independent auditors are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee

Milton J. Wallace (Chair)

David S. Tierney, M.D.

Hubert E. Huckel, M.D.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above shall not be incorporated by reference into any such filings.

Independent Auditor’s Fees

The following table represents fees for professional audit services rendered by Grant Thornton LLP relating to the audit of our annual financial statements for the fiscal years ended December 31, 2008 and 2007. We first retained Grant Thornton LLP during 2006 to audit our financial statements for the years ended December 31, 2005, 2004 and 2003.

	2008	2007
Audit fees	$125,372	$122,075
Audit-related fees (1)	19,459	—

Total audit fees	144,831	122,075
Tax fees	8,480	11,925
All other fees	—	—

Total fees	$153,311	$134,000

(1)	Includes fees we incurred in 2008 with regard to our Registration Statement on Form S-3 filed on June 2, 2008 (Registration No. 333-151368) and our Registration Statements on Form S-8 filed on June 2, 2008 (Registration Nos. 333-151367 and 333-151369)

All of the services described above were approved by our Audit Committee pursuant to its policies and procedures.

OUR MANAGEMENT TEAM

Executive Officers

The following list reflects our executive officers, as of the date of this proxy statement, the capacity in which they serve us, and when they assumed office:

Name	Position(s)	Age	Executive Officer Since
Patrick J. McEnany	Chairman, President and Chief Executive Officer	61	January 2002
Jack Weinstein	Vice President, Treasurer and Chief Financial Officer	53	October 2004
M. Douglas Winship	Vice President of Regulatory Operations	60	July 2006
Steven R. Miller, Ph.D.	Vice President of Pharmaceutical Development and Project Management	47	April 2007
Alicia Grande, CPA, CMA	Corporate Controller and Chief Accounting Officer	38	January 2007

Executive Officers’ Business Experience

The business experience of Patrick J. McEnany is included above under “Our Board of Directors.”

Jack Weinstein has served as our Vice President, Treasurer and Chief Financial Officer since July 2006 and as our Chief Financial Officer since October 2004. For the last 20 years Mr. Weinstein has primarily been employed as an investment banker with various firms. From 2002 to 2006, Mr. Weinstein was a licensed agent of The Avalon Group, Ltd., a broker-dealer. From 1999 to 2002, Mr. Weinstein was employed by Ladenburg Thalmann & Co., Inc. From 1994 to 1999, Mr. Weinstein was employed by Gruntal & Co., LLC. Mr. Weinstein earned a Bachelors Degree from the University of Miami in 1979 and a Masters Degree in Business Administration from the Harvard University Graduate School of Business Administration in 1983.

M. Douglas Winship joined us in July 2006 as our Vice President of Regulatory Operations. Mr. Winship has worked in regulatory affairs in the healthcare industry for 30 years. From 2004 to 2005, Mr. Winship was Vice President—Quality Assurance and Regulatory Affairs for Argos Therapeutics, Inc., a biotechnology company developing immunotherapy treatments for cancer, in Durham, North Carolina. Previously, Mr. Winship was employed by CEL-SCI Corp., a biotechnology company developing immune system based treatments, in Vienna, VA, from 1998 to 2002 as Senior Vice President—Regulatory Affairs and Quality Assurance, and from 1994 through 1998 as Vice President—Regulatory Affairs and Quality Assurance. From 1988 to 1994, Mr. Winship was employed by Curative Technologies, Inc., a health-care company involved in the wound-healing market, first as Director of Regulatory Affairs and Quality Assurance and later as Vice President of Regulatory Affairs and Quality Assurance. Mr. Winship earned his Bachelor of Science in chemistry from Upsala College in 1971.

Steven R. Miller, Ph.D., became our Vice President of Pharmaceutical Development and Project Management in April 2007. Dr. Miller has worked in the healthcare industry for 24 years. Prior to joining us, Dr. Miller spent 15 years with various divisions of Watson Laboratories, a subsidiary of Watson Pharmaceuticals, Inc., most recently as Executive Director of R&D Operations. In this capacity, Dr. Miller managed a team of 50 in the testing of all R&D products for clinical trials, including method valuation, stability testing, operation of the R&D pilot plant, and assembly of the CMC section of drug applications, in addition to other responsibilities. Prior to this position, Dr. Miller was Director of Technology Transfer for Watson Laboratories, and Vice President of Research and Product Development for Royce Laboratories, which was subsequently acquired by Watson Laboratories. Prior to joining Royce Laboratories, Dr. Miller was Group Leader and Senior Scientist at Dade Behring. Before joining Dade Behring, Dr. Miller was both a Graduate Teaching Assistant and Research Assistant at the University of Maryland and University of Miami, respectively, and prior to that, served as an Analytical Chemist at the U.S. Food & Drug Administration. Dr. Miller received his Bachelor of Science Degree in Chemistry from the University of Maryland and his Ph.D. from the University of Miami.

Alicia Grande, CPA, CMA, serves as our Corporate Controller and Chief Accounting Officer. Prior to joining Catalyst in January 2007, since 2003 Ms. Grande was employed by The Hackett Group, Inc. (formerly known as Answerthink, Inc.), a publicly traded information technology consulting services company. Ms. Grande served in various capacities with The Hackett Group, most recently as Senior Director of Finance, and was responsible for all external and SEC financial reporting. Ms. Grande also served as head of The Hackett Group’s Sarbanes-Oxley Act compliance team. Prior to joining The Hackett Group, Ms. Grande was employed for more than 10 years in capacities from staff to most recently Senior Manager, Audit & Business Consulting, by several public accounting firms including Arthur Andersen LLP. Ms. Grande earned a master of accounting degree from Florida International University in 2002 and a Bachelor of Science degree in business administration, with majors in accounting and finance, from Syracuse University in 1992.

Family Relationships

There are no family relationships between or among any of our directors and/or executive officers.

Chief Medical Officer

Our Chief Medical Officer is Charles Gorodetzky, M.D., Ph.D. Dr. Gorodetzky, age 71, is a consultant to our company. He became our Chief Medical Officer in September 2006. Dr. Gorodetzky has more than 43 years of experience in pharmacology, drug development, clinical trials management and addiction medicine. From 1999 to 2005, Dr. Gorodetzky was employed by Quintiles, Inc. in a variety of management positions, including serving as a Vice President in the Medical and Scientific Services Department. While at Quintiles, he had extensive experience with designing, organizing and managing large multi-center clinical trials in a variety of central-nervous system (CNS) indications, abuse liability, substance abuse treatment and smoking cessation. Prior to joining Quintiles, from 1994 to 1998 Dr. Gorodetzky was a Vice President of Hoechst Marion Roussel, Inc. (HMR) (formerly Marion Merrell Dow and now part of Sanofi-Aventis) serving as Global Head of CNS Development, Head of Clinical Research North America and North American Medical Advisor. Dr. Gorodetzky has been directly involved in the clinical development of vigabatrin since 1995, first as the primary responsible development person at HMR and then as the person at Quintiles working with HMR in the development of vigabatrin. Prior to joining HMR, Dr. Gorodetzky was employed by several pharmaceutical companies in management positions, with an emphasis on developing smoking cessation therapies and antiepileptic drugs. From 1963 to 1984, Dr. Gorodetzky was on the staff at the National Institute on Drug Abuse (NIDA) Addiction Research Center, serving in his last position as the final director of NIDA’s Lexington facility.

EXECUTIVE COMPENSATION—DISCUSSION AND ANALYSIS

Role of the Compensation Committee

The Compensation Committee of our board of directors establishes and regularly reviews our compensation philosophy and programs, exercises authority with respect to the determination and payment of base and incentive compensation to our executive officers and administers our 2006 Stock Incentive Plan (the “2006 Plan”). Our Compensation Committee consists of three members, each of whom is independent as that term is defined in the Sarbanes-Oxley Act of 2002 and the rules and regulations that have been promulgated thereunder, and in the listing standards of the Nasdaq Global Market. The Compensation Committee operates under a written charter that was first adopted by our board of directors in July 2006. The charter more fully describes the role, responsibilities and functioning of the Compensation Committee. A copy of this charter can be viewed on our website at http://ir.catalystpharma.com/governance.cfm.

In connection with the completion of our November 2006 initial public offering (“IPO”), Patrick McEnany, our Chairman, President, and Chief Executive Officer, and Jack Weinstein, our Vice President, Treasurer and Chief Financial Officer, entered into employment agreements with us (Mr. Weinstein’s employment agreement has since expired), as more particularly described below. Further, during 2006 and 2007 we added several additional executive officers (Mr. Winship, Dr. Miller and Ms. Grande), all of whose compensation is subject to review and approval by the Compensation Committee.

Overview of compensation structure

Our compensation structure for our CEO and CFO, (who together with two of our other executive officers are sometimes referred to herein as our “Named Executive Officers,” consists of three components—a base salary, discretionary bonuses based on performance and equity compensation. Each of these components is reflected in the Summary Compensation Table set forth below and is also discussed in further detail below.

Compensation program objectives and what our compensation program seeks to reward

Our executive compensation program is designed to retain our executive officers and to motivate them to increase stockholder value on both an annual and longer term basis primarily by positioning our business to maximize our product development efforts and over time to turn those efforts into revenues and net income. To that end, compensation packages include significant incentive forms of stock-based compensation to ensure that each executive officer’s interest is aligned with the interests of our stockholders.

Why each element of compensation is paid and how the amount of each element is determined

The following is a brief discussion of each element of our Named Executive Officer compensation. The Compensation Committee intends to pay each of these elements in order to ensure that a desirable overall mix is established between base compensation and incentive compensation, cash and non-cash compensation and annual and long-term compensation. The Compensation Committee also intends to evaluate on a periodic basis the overall competitiveness of our executive compensation packages as compared to packages offered in the marketplace in which we compete for executive talent. Overall, our Compensation Committee believes that our executive compensation packages are currently appropriately balanced and structured to retain and motivate our Named Executive Officers.

Salaries. The cash salaries paid to two of our Named Executive Officers (Messrs. McEnany and Weinstein) were established at the time of our IPO. Mr. McEnany has an employment agreement with us, a copy of which is an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2008. Our other Named Executive Officers (Messrs. Weinstein and Winship, and Dr. Miller) are employees at will. Any increases in salaries, subsequent to 2008, to our Named Executive Officers will be made at the discretion of the Compensation Committee. Mr. McEnany, who serves as our Chief Executive Officer, receives no additional compensation for serving on our board of directors.

Cash Incentive Compensation. Cash incentive or bonus compensation is discretionary under our employment agreement with Mr. McEnany. All cash incentive compensation grants are intended to be paid in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended. During 2006, we paid a bonus in the amount of $140,575 to Mr. Weinstein upon the successful completion of our IPO, pursuant to his then consulting agreement with us. For services during 2007, a cash bonus of $9,450 was paid to Ms. Grande in 2008 pursuant to the offer letter which was extended to her upon being offered employment with us. No cash bonuses were paid to our other employees for 2007 services. During 2008 we paid Dr. Miller a cash bonus of $25,000 pursuant to the offer letter which was extended to him upon being offered employment with us. In December 2008, we paid a cash bonus of five percent of base salary to each of our employees, including each of our Named Executive Officers. This bonus for 2008 services was awarded on a discretionary basis by the Compensation Committee based on the Compensation Committee’s assessment of our employees’ performance during 2008.

Equity Compensation. Prior to our IPO, we granted stock options to certain of our officers, directors and consultants for their services. These stock options were granted pursuant to written agreements. We have also granted stock options and restricted stock units to our executive officers, directors and consultants under the 2006 Plan, and all future grants are expected to be made under the 2006 Plan. Under the 2006 Plan, unless otherwise determined by the Compensation Committee, equity compensation awards vest over a four-year period.

Each of our employees, including our Named Executive Officers, received an equity bonus in 2008 in restricted share units equal to 3% of their 2007 base salary, based on the closing price of our common stock as traded on the Nasdaq Global Market as of the close of the market on November 6, 2007 (the date of grant). These awards vested over an eight-month period. Additionally, we granted 10,000 stock options to Ms. Grande in 2007. The exercise price of these options was the closing price of our common stock on the date of grant and these options will vest over a three-year period. Further, on November 12, 2008, we granted 15,000 stock options to each of our employees, including each of our Named Executive Officers, as an additional bonus for 2008 services. These options were priced at the closing price of our common stock on November 12, 2008 (the date of grant) and vested immediately.

Perquisites. We offer health and other insurance benefits to each of our Named Executive Officers. Such benefits are identical to those received by all of our employees. None of our Named Executive Officers receives any further perquisite benefit.

How each compensation element fits into the overall compensation objectives and affects decisions regarding other elements

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, our company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation.

Risk Assessment Discussion

Our Compensation Committee has reviewed our pay structure and believes that our salary structure, including our cash incentive compensation and equity incentive compensation, do not encourage our Named Executive Officers to engage in any unnecessary risk-taking.

Summary Compensation

The following table sets forth information about the compensation earned during 2008, 2007, and 2006 by our Chief Executive Officer, our Chief Financial Officer, and our other two most highly compensated executive officers at the end of the fiscal year ended December 31, 2008. We refer to these executive officers in this Proxy Statement as the “Named Executive Officers”.

			Awards ($)
Name and Principal Position	Year	Salary ($)	Stock (1)	Option (2)	Non-Equity Incentive Compensation		All Other Compensation (7)	Totals ($)
Patrick J. McEnany	2008	326,946	4,725	19,545	16,223		—	367,439
Chairman, President and CEO	2007 2006	316,211 133,223	4,725 —	— —	— —		— —	320,936 133,223

Jack Weinstein	2008	207,585	3,000	19,545	10,300		8,240	248,670
Vice President, Treasurer and CFO (3)	2007 2006	200,769 97,644	3,000 —	— 767,575	— 140,575	(4)	— —	203,769 1,005,794

M. Douglas Winship	2008	186,826	2,700	204,501	9,270		7,416	410,713
VP of Regulatory Operations (5)(6)	2007 2006	180,692 86,538	2,700 —	184,956 92,478	— —		— 23,911	368,348 202,927

Steven R. Miller,	2008	186,826	2,700	104,717	34,270		7,416	335,929
VP of Pharmaceutical Development and Project Management (8)	2007	134,308	2,700	149,316	—		—	286,324

(1)	The amount reported in this column represents the dollar amount of restricted stock awards recognized as compensation costs for financial reporting purposes in accordance with SFAS 123R for the listed fiscal year.

(2)	The amounts reported in this column represent the dollar amount of stock option awards recognized as compensation costs for financial reporting purposes in accordance with SFAS 123R for the listed fiscal year. For additional information on the valuation assumptions used in the calculation of these amounts, refer to Note 2 to the “Notes to Financial Statements” in our 2008 Annual Report on Form 10-K.

(3)	Compensation paid to Mr. Weinstein for his services as our Chief Financial Officer prior to our IPO were paid pursuant to a consulting agreement between us and Mr. Weinstein.

(4)	Bonus paid to Mr. Weinstein in November 2006 relating to our IPO. See “Certain Relationships and Related Transactions.”

(5)	Under SFAS No. 123R, the fair value of Mr. Winship’s stock options is being recorded as an expense on our statement of operations as the options vest, as follows: (i) 2006—$92,478; (ii) 2007—$184,956; (iii) 2008—$184,956; (iv) 2009—$184,956; and (v) 2010—$92,479.

(6)	All other compensation for 2006 consists of relocation expenses.

(7)	All other compensation for 2008 consists of 401(k) employer match.

(8)	Mr. Miller joined us in April 2007.

Stock Options and Restricted Stock Grants

Under SEC rules, we are required to report in the Summary Compensation Table the dollar amounts of the stock options and restricted stock units (“RSUs”) for each Named Executive Officer, recognized, or “expensed,” by us as compensation costs for financial reporting purposes (excluding forfeiture assumptions) in accordance with SFAS 123R in the previous fiscal year. The amounts that the Company expensed are included in the columns “Stock Awards” and “Option Awards” on the Summary Compensation Table presented above. The reported stock option amounts comprise options that were granted, generally, over a period of four years. The reported RSU amounts comprise RSUs that were granted in 2007. The Company did not grant RSUs prior to 2007. The tables below show for each Named Executive Officer the total dollar amounts of stock options and

RSUs expensed in 2008, along with a breakdown of the grant date fair values of the annual option and RSU grants made in 2006, 2007 and 2008 (as applicable) for performance in the prior and current fiscal year and the portion of each of those grants that was expensed in 2008:

Stock Options Expensed in 2008

	Stock Option Grants ($)			Total 2008 Expense ($)
Name	2006	2007	2008
Patrick McEnany
Total Fair Value at Grant Date	—	—	19,545
2008 Expense	—	—	19,545	19,545

Jack Weinstein
Total Fair Value at Grant Date	—	—	19,545
2008 Expense	—	—	19,545	19,545

M. Douglas Winship
Total Fair Value at Grant Date	739,825	—	19,545
2008 Expense	184,956	—	19,545	204,501

Steven R. Miller
Total Fair Value at Grant Date	—	255,970	19,545
2008 Expense	—	85,172	19,545	104,717

Restricted Stock Units Expensed in 2008

Name	Grants in 2007 ($)	Total 2008 Expense ($)
Patrick J. McEnany
Total Fair Value at Grant Date	9,450
2008 Expense	4,725	4,725

Jack Weinstein
Total Fair Value at Grant Date	6,000
2008 Expense	3,000	3,000

M. Douglas Winship
Total Fair Value at Grant Date	5,400
2008 Expense	2,700	2,700

Steven R. Miller
Total Fair Value at Grant Date	5,400
2008 Expense	2,700	2,700

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have an employment agreement with Patrick J. McEnany, our Chairman and Chief Executive Officer, which provides for the payment of a base salary plus bonus compensation based on performance. Mr. McEnany’s employment agreement also contains a “change of control” severance arrangement if the employee is not retained in our employment after a change of control. The employment agreement for Mr. McEnany calls for annual salary of $315,000 per year and is for a three-year period commencing on November 8, 2006. After the expiration of his employment agreement, Mr. McEnany becomes an employee-at-will, and he will still be entitled to payments for termination without cause or in the event of a change in control, as set forth below.

Pursuant to the employment agreement that we have with Mr. McEnany, we may terminate his employment at any time for “cause”, in which he would have no right to receive compensation or other benefits for any period after termination. Termination for “cause” may also occur when the executive performs dishonest acts intended to benefit the executive personally, the executive’s willful neglect of the executive’s duties, or failure to perform such duties because of gross negligence on the part of the executive, violation of any obligation under the executive’s employment agreement not remedied by the executive after ten (10) days notice of such violation, or the executive’s arrest for, conviction of or plea of nolo contendre to a crime constituting a felony.

In certain circumstances, Mr. McEnany is entitled to severance pay. These circumstances include (1) his voluntary resignation after a change in control or a demotion, or our failure to perform our material obligations under his employment agreement and our failure to remedy such violation within ten (10) days notice of such violation, (2) his termination without cause, (3) his total and permanent disability, or (4) his death.

A change in control under our employment agreement with Mr. McEnany includes:

•

the sale, transfer, assignment or other disposition (including by merger or consolidation, but excluding any sales by stockholders made as part of an underwritten public offering of the common stock of the company), in one transaction or a series of related transactions, of more than fifty percent (50%) of the voting power represented by the then-outstanding capital stock of the Company to one or more Persons (other than to the executive officer or a “group” (as defined under the Securities Exchange Act of 1934) in which the executive officer is a member);

•	the sale of substantially all of the assets of the Company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization); or

•	the liquidation or dissolution of the Company

Under any of those circumstances, the executive’s severance package includes:

•	the payment of any accrued but unpaid annual bonus at the time of termination;

•	the payment of the executive’s base salary for a period of at least twelve (12) months; and

•	continuation of the executive’s medical benefits (in case of disability), including to his family (in case of death or disability).

Our employment agreement with Jack Weinstein, our Chief Financial Officer, expired on November 8, 2008. On December 23, 2008 (effective November 12, 2008), we entered into a letter agreement with Mr. Weinstein regarding his continued employment with the Company. Under such letter agreement, if Mr. Weinstein is terminated without “cause” (such term is defined in the same manner as set forth above in the description of Mr. McEnany’s employment agreement), he will receive twelve (12) months of base salary. Mr. Weinstein will also receive twelve (12) months of base salary if he resigns from his employment for “good reason.” “Good reason” is defined as any material alteration by the Company of positions, functions, duties, or responsibilities, or a material decrease in base salary not agreed to by Mr. Weinstein.

The amounts payable to each executive officer with an agreement, in the event of termination, death, disability, or retirement, are set forth in the following chart assuming the event occurred on December 31, 2008:

Name	Payment Due Upon Termination either by Company without Cause or Officer for Good Reason (1)	Payment Due Upon the Death or Permanent Disability of Officer (1)	Payment Due Upon a Termination by Company with Cause or Resignation or Retirement by Officer (1)	Payment Due upon a Change of Control
Patrick J. McEnany	$648,900	$374,751	—	$648,900
Jack Weinstein	$206,000	—	—	$206,000
M. Douglas Winship	—	—	—	—
Steven R. Miller	—	—	—	—

(1)	Under our employment agreement with Mr. McEnany and our letter agreement with Mr. Weinstein, these amounts would have been payable to Messrs. McEnany and Weinstein had their employment agreements been terminated on December 31, 2008.

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of December 31, 2008:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for equity compensation plans
Securities issued under the 2006 Plan	2,188,828	$3,67	1,714,451
Securities issued outside the 2006 Plan	2,352,254	$1.15	—

2006 Stock Incentive Plan

In July 2006, we adopted the 2006 Plan. We have reserved 2,188,828 shares for issuance under the 2006 Plan. To date, options to purchase 419,888 shares of our common stock and 54,489 restricted shares of our common stock have been granted under the 2006 Plan. The purpose of the 2006 Plan is to continue to advance our interests by allowing us to attract, retain, reward, and motivate individuals eligible under the 2006 Plan to strive for our continued success by giving them additional opportunities to purchase further equity stakes in our company.

Administration. The Compensation Committee of our board of directors administers the 2006 Plan and determines which persons will receive grants of awards and the type of award to be granted to such persons. The Compensation Committee also interprets the provisions of the 2006 Plan and makes all other determinations that it deems necessary or advisable for the administration of the 2006 Plan.

Eligibility. All eligible individuals will be able to participate in the 2006 Plan. Eligible individuals include our directors, officers, employees, scientific advisors, independent contractors and consultants, as well as individuals who have accepted an offer of employment with us.

Transferability of awards. Awards are non-transferable other than by will or by the laws of descent and distribution or as otherwise expressly allowed by the Compensation Committee pursuant to a gift to members of an eligible person’s immediate family. The gift may be directly or indirectly transferred, by means of a trust, partnership, or otherwise. Stock options and stock appreciation rights may be exercised only by the optionee, any such permitted transferee or a guardian, legal representative or beneficiary.

Change of control. If there is a change in control of Catalyst Pharmaceutical Partners, Inc., any award that is not exercisable and vested may become immediately exercisable and vested in the sole and absolute discretion of the Compensation Committee. Vested awards will be deemed earned and payable in full. The Compensation Committee may also terminate the awards, entitling participants to a cash payment. If we are liquidated or dissolved, awards may also be converted into the right to receive liquidation proceeds. In the event that the Compensation Committee does not terminate or convert an award upon a change of control, then the award will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation.

Amendments, modifications and termination. Our board of directors may, at any time, suspend or terminate the 2006 Plan, but the board may not impair the rights of holders of outstanding awards without the holder’s consent. No amendment to the 2006 Plan may be made without consent of our stockholders. In the event that an award is granted to a person residing outside of the United States, the board may, at its discretion, modify the terms of the agreement to comply with the laws of the country of which the eligible individual is a resident. The 2006 Plan will terminate 10 years after its effective date.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding equity-based awards held by our Named Executive Officers as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2008

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested
Patrick J. McEnany	15,000 364,804 364,804	— —	— —	2.49 0.69 0.69	11/12/13 07/01/12 03/04/15	— —	— —	— —	— —

Jack Weinstein	15,000 145,921 72,961 145,921 72,961	— — — — —	— — — — —	2.49 1.37 2.98 1.37 2.98	11/12/13 10/01/09 10/01/09 03/04/10 03/04/10	— — — —	— — — —	— — — —	— — — —

M. Douglas Winship	15,000 36,480 36,480 — —	— — — 36,480 36,481	— — — — —	2.49 2.98 2.98 2.98 2.98	11/12/13 07/10/12 07/10/13 07/10/14 07/10/15	— — — — —	— — — — —	— — — — —	— — — — —

Steven R. Miller	15,000 33,333 33,333 —	— — — 33,334	— — — —	2.49 3.60 3.60 3.60	11/12/13 04/04/12 04/04/13 04/04/14	— — — —	— — — —	— — — —	— — — —

Option Exercises

No options have been exercised by any of our Named Executive Officers.

COMPENSATION OF DIRECTORS

Fiscal 2008 Director Compensation

The following table provides information regarding compensation earned by our non-employee Directors for the year ended December 31, 2008.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) (2) ($)	Total ($)
Philip Coelho	16,000	9,455	25,455
Hubert Huckel	20,000	9,455	29,455
Charles O’Keeffe	17,500	9,455	26,955
David Tierney (3)	25,500	13,237	38,737
Milton J. Wallace (4)	29,000	13,237	42,237

(1)	All figures represent the dollar amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2008, which for all grants was equal to the fair value, computed in accordance with SFAS 123R. Non-employee directors receive options in January of each year. These options vest immediately upon grant.

(2)	The aggregate number of stock options outstanding for each non-employee director as of December 31, 2008 is indicated in the table below:

Name	Number of Options
Philip Coelho	10,000
Hubert Huckel	739,608
Charles O’Keeffe	301,843
David Tierney	14,000
Milton J. Wallace	14,000

(3)	Dr. Tierney serves as chairman of the Compensation Committee of the Board. Dr. Tierney received additional compensation for his services as chairman of the Compensation Committee as described in the narrative below.

(4)	Mr. Wallace serves as chairman of the Audit Committee of the Board. Mr. Wallace received additional compensation for his services as chairman of the Audit Committee as described in the narrative below.

Compensation of Directors

Non-employee directors receive an annual retainer of $12,000, plus meeting fees of $1,000 for Board meetings and $500 for committee meetings. Further, the Chair of the Audit Committee receives an additional annual retainer of $10,000 and the Chair of the Compensation Committee receives an additional annual retainer of $5,000. Non-employee directors also receive annual grants of five-year stock options to purchase 5,000 shares of the Company’s common stock (7,000 shares for the Chair of the Audit Committee and the Chair of the Compensation Committee) at an exercise price equal to the closing price of the common stock on January 17 of each year.

The compensation to be paid to non-employee directors was approved by the Board in January 2007. Prior to January 2007, no compensation was paid to our non-employee directors for their services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the Record Date for this Proxy Statement, we had 14,165,385 shares of our common stock outstanding. The following table sets forth, as of the date of this proxy statement, certain information regarding the shares of common stock owned of record or beneficially by (i) each person who owns beneficially more than 5% of our outstanding common stock; (ii) each of our directors and Named Executive Officers; and (iii) all directors and executive officers as a group.

	Shares Beneficially Owned (1)
Name	Number	Percentage
Patrick J. McEnany (2)(3)	4,017,767	29.9
Hubert E. Huckel, M.D. (4)	1,923,742	12.9
Henderson Global Investors Limited (5)	904,582	6.4
Federated Investors, Inc. (6)	861,131	6.1
Philip H. Coelho (7)	276,182	1.9
Charles B. O’Keeffe (8)	370,719	2.6
David S. Tierney (9)	206,401	1.5
Milton J. Wallace (9)(10)	355,184	2.5
Jack Weinstein (11)	464,757	3.2
M. Douglas Winship (12)	92,754	*
Alicia Grande (13)	63,178	*
Steven R. Miller (14)	174,754	1.2
All officers and directors as a group (11 persons)	7,960,438	47.6

*	Less than one percent

(1)	Unless otherwise indicated, each person named in the table has the sole voting and investment power with respect to the shares beneficially owned. Further, unless otherwise noted, the address for each person named in this table is c/o Catalyst Pharmaceutical Partners, Inc.

(2)	Includes 145,922 shares owned by Mr. McEnany’s wife.

(3)	Includes options to purchase 729,608 shares of our common stock at a price of $0.69 per share and 15,000 shares at $2.49 per share.

(4)	Includes options to purchase 729,608 shares of our common stock at a price of $0.69 per share, 5,000 shares of our common stock at a price of $3.99 per share, 5,000 shares of our common stock at a price of $3.15 per share, and 5,000 shares of our common stock at a price of $2.55 per share.

(5)	Reported in a Schedule 13G filed by Henderson on February 17, 2009. Henderson’s address is 4 Broadgate, London EC2M 2DA, United Kingdom.

(6)	Reported in a Schedule 13G filed by Federated on February 17, 2009. Federated’s address is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(7)	Includes options to purchase 15,000 shares of our common stock, of which 5,000 shares are exercisable at a price of $3.99 per share, 5,000 shares are exercisable at a price of $3.15 per share, and 5,000 shares are exercisable at a price of $2.55 per share.

(8)	Includes options to purchase 306,843 shares of our common stock, of which 291,843 shares are exercisable at a price of $1.37 per share, 5,000 shares are exercisable at a price of $3.99 per share, 5,000 shares are exercisable at $3.15 per share, and 5,000 shares are exercisable at $2.55 per share.

(9)	Includes options to purchase 21,000 shares of our common stock, of which 7,000 shares are exercisable at a price of $3.99 per share, 7,000 shares are exercisable at a price of $3.15 per share, and 7,000 shares are exercisable at a price of $2.55 per share.

(10)	Shares are owned jointly by Mr. Wallace and his wife, Patricia Wallace. Also includes 29,184 shares owned by Biscayne National Corp., of which Mr. Wallace is the President.

(11)	Includes options to purchase 452,764 shares of our common stock, of which options to purchase 291,842 shares are exercisable at a price of $1.37 per share, options to purchase 145,922 shares are exercisable at a price of $2.98 per share, and options to purchase 15,000 shares are exercisable at a price of $2.49 per share.

(12)	Includes options to purchase 72,960 shares of our common stock at a price of $2.98 per share and 15,000 shares of our common stock at a price of $2.49 per share. Excludes unvested stock options to purchase 72,961 shares of our common stock at an exercise price of $2.98 per share. These options will vest as follows: (i) 7/10/09—36,480; and (ii) 7/10/2010—36,481.

(13)	Includes options to purchase 48,332 shares of our common stock, of which options to purchase 6,666 shares are exercisable at $4.00 per share, options to purchase 26,666 shares are exercisable at $6.00 per share, and options to purchase 15,000 shares are exercisable at $2.49 per share. Excludes unvested options to purchase 3,334 shares of our common stock at a price of $4.00 per share, which will vest on January 1, 2010 and excludes options to purchase 13,334 shares of our common stock at a price of $6.00 per share, which will vest on January 1, 2010. Also, excludes 5,000 restricted shares that will vest on 1/1/2010.

(14)	Includes options to purchase 115,000 shares of our common stock, of which options to purchase 100,000 are exercisable at a price of $3.60 per share and options to purchase 15,000 shares are exercisable at $2.49 per share.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to our IPO, we had a consulting agreement with Jack Weinstein, our Chief Financial Officer that required a bonus payment upon the successful completion of a U.S. initial public offering raising proceeds of at least $10 million. We paid the required bonus in the amount of $140,575 upon the successful completion of our IPO.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our certificate of incorporation and bylaws provide for a board of directors elected annually for one-year terms. The Board of Directors has no reason to believe that any of the persons named will be unable to serve if elected. If any nominee is unable to serve as a director, the enclosed proxy will be voted for a substitute nominee selected by the Board of Directors.

Nominees for Director

The nominees for director are as follows:

Name	Age	Director Since
Patrick J. McEnany	61	January 2002
Philip H. Coelho	64	October 2002
Hubert E. Huckel, M.D.	77	January 2002
Charles B. O’Keeffe	69	December 2004
David S. Tierney, M.D.	45	October 2002
Milton J. Wallace	73	October 2002

Biographical information about each candidate for election to the Board of Directors is contained above in “Our Board of Directors.”

Consideration of Future Nominees

The Nominating and Corporate Governance committee of our Board will consider director candidates recommended by our stockholders. Any stockholder wishing to submit a recommendation with respect to the

2010 Annual Meeting of Stockholders should send a signed letter of recommendation to Catalyst Pharmaceutical Partners, Inc., 355 Alhambra Circle, Suite 1370, Coral Gables, Florida 33134, Attention: Corporate Secretary. To be considered, recommendation letters must be received between February 12, 2010 and March 14, 2010, and must include: (i) all information about the nominee required to be disclosed in solicitations of proxies in an election contest; (ii) the written consent of the nominee to the nomination and such nominee’s willingness to serve if elected; and (iii) the name and address of the stockholder making such recommendation, the class and number of shares of capital stock the stockholder owns, and a representation by the stockholder that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear, in person or by proxy, to propose such nomination.

Vote Required

The election of directors requires a plurality of the votes cast by the holders of our common stock. A “plurality” means the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or otherwise) have no impact on the election of directors.

The Board of Directors recommends a vote in favor of those persons nominated for election to the Board of Directors.

OTHER MATTERS

The Board is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of proxy holders.

CONTACTING THE BOARD OF DIRECTORS

Stockholders may communicate with the board of directors by directing their communications in a hard copy (i.e. non-electronic) written form to the attention of one or more members of the Board of Directors, or to the Board of Directors collectively, at our principal executive office located at 355 Alhambra Circle, Suite 1370, Coral Gables, Florida 33134, Attention: Corporate Secretary. A stockholder communication must include a statement that the author of such communication is a beneficial or record owner of shares of our common stock. Our corporate secretary will review all communications meeting the requirements discussed above and will remove any communications relating to (i) the purchase or sale of our products or services; (ii) communications from suppliers or vendors relating to our obligations to such supplier or vendor; (iii) communications from pending or threatened opposing parties in legal or administrative proceedings regarding matters not related to securities law matters or fiduciary duty matters, and (iv) any other communications that the corporate secretary deems, in his reasonable discretion, to be unrelated to our business. The corporate secretary will compile all communications not removed in accordance with the procedure described above and will distribute such qualifying communications to the intended recipient(s). A copy of any qualifying communications that relate to our accounting and auditing practices will also be automatically sent directly to the Chairman of the Audit Committee, whether or not it was directed to such person.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2010 Annual Meeting of Stockholders must be received by our corporate secretary not later than March 1, 2010 at our principal executive offices, 355 Alhambra Circle, Suite 1370, Coral Gables, Florida 33134, Attention: Corporate Secretary, for inclusion in the proxy statement and proxy relating to the 2010 Annual Meeting of Stockholders. Additionally, we must receive notice of any stockholder proposal to be submitted at the 2010 Annual Meeting of Stockholders (but not required to be in our proxy statement) by December 27, 2009, or such proposal will be considered untimely pursuant to Rule 14a-5(e) and 14a-8 under the Exchange Act. The persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

ADDITIONAL INFORMATION

The Company is delivering its Annual Report to its stockholders with this proxy statement. The Company will furnish without charge to any stockholder submitting a written request, the Company’s 2008 Annual Report on Form 10-K as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Such written requests should be directed to the Company, Attention: Corporate Secretary, at the address set forth above.

BY ORDER OF THE BOARD OF DIRECTORS

Patrick J. McEnany

Chairman of the Board

Coral Gables, Florida

April 30, 2009

CATALYST PHARMACEUTICAL PARTNERS, INC.

355 Alhambra Circle, Suite 1370

Coral Gables, Florida 33134

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Patrick J. McEnany and Jack Weinstein, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of common stock, $0.001 par value per share, of Catalyst Pharmaceutical Partners, Inc., a Delaware corporation (the “Company”) which the undersigned would be entitled to vote at the 2009 Annual Meeting of Stockholders to be held at 10:00 a.m. local time, on June 9, 2009 or any adjournment thereof, according to the number of votes the undersigned would be entitled to vote if personally present upon the matters referred to in this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

1.	PROPOSAL ONE — Election of Directors

To elect the following persons as Directors of the Company:

For a one year term

Patrick J. McEnany

Philip H. Coelho

Hubert E. Huckel, M.D.

Charles B. O’Keeffe

David S. Tierney, M.D.

Milton J. Wallace

☐	FOR ALL NOMINEES except as indicated

☐	WITHHOLD AUTHORITY to vote for all nominees (INSTRUCTION: To withhold authority for an individual nominee, strike a line through that nominee’s name in the list above.)

2.	PROPOSAL TWO — To transact such other business as may properly come before the meeting

☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

The undersigned acknowledges receipt of Notice of Annual Meeting of Stockholders dated April 30, 2009, and the accompanying Proxy Statement.

Date:                     , 2009.

Signature

Name(s) (typed or printed)

Address(es)

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.